SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2018

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5930 Balsom Ridge Road Denver, North Carolina 28037
(Address of Principal Executive Offices) (Zip Code)

(828) 464-8741
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 31, 2018, Contrail Aviation Leasing, LLC (“CAL”) and Contrail Aviation Support, LLC (“CAS”, together with CAL, the “Subsidiaries”), two subsidiaries of Air T, Inc. (the “Company”), executed a Business Loan Agreement (the “Loan Agreement”) with Old National Bank (“ONB”). The Loan Agreement provides for borrowings by the Subsidiaries in an aggregate amount equal to $9,920,000.00 with a maturity date of January 26, 2021. Borrowings under the Loan Agreement will bear interest at a variable rate equal to the 1-month LIBOR plus 375 basis points. Pursuant to the Loan Agreement, the Subsidiaries are required to make aggregate quarterly payments equal to $250,000, plus an additional “excess cash flow payment” equal to seventy percent (70%) of the gross lease income of the Collateral (as defined below) minus $250,000.

The obligations of the Subsidiaries under the Loan Agreement are secured by a first-priority security interest in all of the assets of CAL (the “Collateral”) and are also guaranteed by the Company; provided, however, that the total dollar amount of borrowings guaranteed by the Company under the Loan Agreement, together with borrowings guaranteed by the Company under that certain Business Loan Agreement between CAS and ONB dated May 5, 2017, as further described on the Company’s Current Report on Form 8-K filed on May 10, 2017 (together with the Loan Agreement, the “Loans”), is limited to a maximum of $1,600,000 plus interest on such amount at the applicable rates of interest the Loans, plus costs of collection.

The Loan Agreement contains affirmative and negative covenants, including covenants that restrict the Subsidiaries’ ability to make acquisitions or investments, make certain changes to its capital structure, and engage in any business substantially different than it presently conducts.

The Loan Agreement contains Events of Default, as defined therein, including, without limitation, nonpayment of principal, interest or other obligations, violation of covenants, bankruptcy and other insolvency events, actual or asserted invalidity of loan documentation, death or incompetency of any guarantor or material adverse changes in Contrail’s financial condition.

The foregoing summary of the terms of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.1

Promissory Note and Business Loan Agreement executed as of January 31, 2018 between Contrail Aviation Leasing, LLC and Contrail Aviation Support, LLC as the Borrowers, and Old National Bank as the Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2018

AIR T, INC.

By:	/s/ Candice L. Otey
Candice L. Otey
Vice President-Finance, Chief Financial
Officer, Secretary and Treasurer

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